Exhibit 10.1

AMENDMENT NO. 1 TO

SUBSCRIPTION AGREEMENT

This Amendment No. 1 to the Subscription Agreement (this “Amendment”) is entered into as of September 5, 2023, by and among Greenfire Resources Ltd., an Alberta corporation, M3-Brigade Acquisition Corp. III, a Delaware corporation, and the undersigned. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Subscription Agreement.

R E C I T A L S

WHEREAS, on December 14, 2022, the parties hereto entered into that certain Subscription Agreement; and

WHEREAS, the parties hereto desire to adopt certain amendments to the terms of the Subscription Agreement, in accordance with Section 9.4 of the Subscription Agreement.

NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Amendment to Section 4.

(a) Section 4 of the Subscription Agreement is hereby amended and restated as follows:

“The parties hereby agree that the Acquired Securities shall be reduced, if applicable, until such Acquired Securities equal zero, as follows:

(a) (i) the Notes shall be reduced by the aggregate proceeds of the Backstop Debt Financing (as defined in the Business Combination Agreement), if any, and (ii) if any Notes remain, the Notes shall thereafter be reduced by the aggregate proceeds of the Backstop Equity Financing (as defined in the Business Combination Agreement), if any, and (iii) if any Notes remain, the Notes shall thereafter be reduced by the amount remaining in the Trust Account after payments to redeeming holders of Common Shares in connection with the consummation of the Transactions, collectively up to an aggregate amount of $50,000,000 under this clause (a); and

(b) if the Notes pursuant to the foregoing clause (a) equal zero, the Acquired Shares shall be reduced by the quotient of (i) the product of (A) the quotient of (I) the number of Acquired Shares hereunder, divided by (II) the sum of (x) the number of Acquired Shares hereunder, plus (y) the number of Acquired Shares in the Other Subscription Agreements, multiplied by (B) the difference of (x) the amount remaining in the Trust Account after payments to redeeming holders of Common Shares in connection with the consummation of the Transactions, minus (y) the amount by which the Notes have been reduced pursuant to the foregoing clause (a)(iii) of this Section 4, if any, divided by (ii) the Common Per Share Price, rounded up to the nearest whole number.

PubCo shall pay Subscriber a cancellation fee equal to 2% of the aggregate dollar value of the amount by which the Acquired Securities are reduced with respect to Subscriber under the foregoing clauses (a) and (b). In the event the Acquired Securities are reduced with respect to Subscriber under the foregoing clauses (a) or (b), MBSC or PubCo, as applicable, will instruct their respective escrow agent, at least one (1) business day prior to the Closing Date, and the escrow agent shall refund the Purchase Price for the Acquired Securities so reduced prior to or concurrently with the Closing to the Subscriber.”

2. Subscription Agreement Remains in Effect. Except as expressly amended by this Amendment, the Subscription Agreement remains in full force and effect and nothing in this Amendment shall otherwise affect any other provision of the Subscription Agreement or the rights and obligations of the Parties. Without limiting the foregoing, each Party agrees that nothing in this Amendment shall limit in any way any of the provisions of the Subscription Agreement.

3. References to the Subscription Agreement. After giving effect to this Amendment, each reference in the Subscription Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Subscription Agreement shall refer to the Subscription Agreement as amended by this Amendment.

4. Incorporation by Reference. Sections 9.2 (Notices), 9.6 (Benefit); 9.7 (Governing Law), 9.8 (Consent to Jurisdiction; Waiver of Jury Trial), 9.9 (Severability), 9.13 (Headings and Captions), 9.14 (Counterparts) and 9.15 (Construction) of the Subscription Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

GREENFIRE RESOURCES LTD.

By:	/s/ David Phung
	Name:	David Phung
	Title:	Chief Financial Officer

M3-BRIGADE ACQUISITION III CORP.

By:	/s/ Mohsin Y. Meghji
	Name:	Mohsin Y. Meghji
	Title:	Executive Chairman of the Board of Directors

Subscriber:

BRIGADE CAPITAL MANAGEMENT, L.P.,
as Investment Manager on Behalf of its Funds and Accounts

By:	/s/ Patrick Criscillo
	Name:	Patrick Criscillo
	Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Subscription Agreement]